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                                                                EXHIBIT 10.38

                                                 INTERNATIONAL TRADE SERVICES
                                                 525 MARKET STREET, 25TH FLOOR
                                                 SAN FRANCISCO, CA 94105

WELLS
FARGO                      WELLS FARGO BANK, N.A.
                 TRADE SERVICES DIVISION, NORTHERN CALIFORNIA
                     525 MARKET STREET, 25TH FLOOR
                    SAN FRANCISCO, CALIFORNIA 94105

                     IRREVOCABLE LETTER OF CREDIT

BENEFICIARY:
Circle Star Center Associates, L.P.            Letter of Credit No. NZS332014
C/o The Mozart Development Company
1068 East Meadow Circle                        Date: September 3, 1999
Palo Alto, CA 94303

Attn.: John Mozart, President

Ladies and Gentlemen:

     At the request and for the account of Liberate Technologies, 2 Circle Star Way, San Carlos, CA 94070, we hereby establish our irrevocable Letter of Credit in your favor in the amount of Two Million Five Hundred Twenty One Thousand Three Hundred Three and 20/100 United States Dollars (US$2,521,303.20). This Letter of Credit is available with us at our above office by payment of your draft drawn on us at sight accompanied by your signed and dated statement worded as follows:

            "The undersigned, an authorized representative of Circle Star Center Associates, L.P., hereby certifies that Circle
            Star Center Associates, L.P. is entitled to draw under Wells Fargo Bank, N.A. Letter of Credit No.
            NZS332014 dated September 3, 1999."

     Partial drawings are permitted. (More than one draft may be drawn and presented under the Letter of Credit.

     Each draft must be marked "DRAWN UNDER WELLS FARGO BANK, N.A. LETTER OF CREDIT NO. NZS332014."

     This Letter of Credit expires at our above office on October 7, 2009.

     Each draft presented hereunder must be accompanied by this original credit for our endorsement thereon of the amount of such draft.


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        THIS IS AN INTEGRAL PART OF OUR LETTER OF CREDIT NO. NZS332014

     This Letter of Credit is transferable. Transfer may be affected only through ourselves and only upon payment of our usual transfer fee and upon presentation to us at our above-specified office of a duly executed instrument of transfer in form and substance acceptable to us together with the original of this Letter of Credit. Transfer of this Letter of Credit may not change the place of expiration of this letter of Credit from our above-specified office.

     If any instructions accompanying a drawing under this Letter of Credit request that payment is to be made by transfer to an account with us or at another bank, we and/or such other bank may rely on an account number specified in such instructions.

     This Letter of Credit is subject to the Uniform Customs and Practice For Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 ("UCP") and the laws of the State of California, and, in the case of any conflict between such laws and the UCP, the laws of the State of California will control.


                                       Very truly yours,

                                       WELLS FARGO BANK, N.A.



                                       By: /s/ Brian T. O'Connell
                                          -----------------------------------
                                                 Authorized Signature

                                                  BRIAN T. O'CONNELL


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                       STANDBY LETTER OF CREDIT AGREEMENT

    In consideration of Wells Fargo Bank, National Association, at the request and for the account of Applicant, issuing a standby letter of credit pursuant to the Application for Standby Letter of Credit on the front of this Agreement and pursuant to the terms and conditions of this Agreement, Applicant hereby agrees that the terms and conditions hereinafter set forth shall apply to the Application, to the Credit issued by Wells Fargo pursuant to the Application, to the issuance of the Credit, and to transactions under the Application, the Credit and this Agreement.

    SECTION 1. DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth after each term: "AGREEMENT" shall mean this Standby Letter of Credit Agreement as it may be revised or amended from time to time pursuant to its terms. "APPLICANT" shall mean the person or persons or the entity or entities signing the Application. "APPLICATION" shall mean the Application for Standby Letter of Credit on the front of this Agreement and/or an application for amendment of the Credit or any combination of such applications, as the context may require. "BENEFICIARY" shall mean the person or entity named on the Application as the beneficiary or any person or entity who is the transferee of such beneficiary. "COLLATERAL" shall mean the Property, together with the proceeds of such Property, securing any or all the obligations and liabilities of Applicant to Wells Fargo at any time existing under or in connection with any Letter of Credit Document and/or any Loan Document. "COMMISSION FEE" shall mean the fee, computed at the commission fee rate specified by Wells Fargo, charged by Wells Fargo at the time or times specified by Wells Fargo on the amount of the Credit and on the amount of each increase in the Credit for the time period the Credit is outstanding. "CREDIT" shall mean an instrument or document titled "Irrevocable Standby Letter of Credit" or "Irrevocable Standby Credit", or any instrument or document whatever it is titled or whether or not it is titled functioning as a standby letter of credit, issued under or pursuant to the Application, and all renewals, extensions and amendments of such instrument or document. "DEMAND" shall mean any draft, electronic or telegraphic transmission or other written demand drawn or made, or purported to be drawn or made, under or in connection with the Credit. "DOCUMENT" shall mean any instrument, statement, certificate or other document referred to in or related to the Credit or required by the Credit to be presented with any Demand. "DOLLARS" shall mean the lawful currency at any time for the payment of public or private debts in the United States of America. "EVENT OF DEFAULT" shall mean any of the events set forth in Section 13 of this Agreement. "EXPIRATION DATE" shall mean the date the Credit expires. "GUARANTOR" shall mean any person or entity guaranteeing the payment and/or performance of any or all the obligations of Applicant to Wells Fargo under or in connection with any Letter of Credit Document and/or any Loan Document. "HOLDING COMPANY" shall mean any company or other entity controlling Wells Fargo. "LETTER OF CREDIT DOCUMENT" shall mean this Agreement, the Application, the Credit and each Demand. "LOAN DOCUMENT" shall mean each and any promissory note, credit agreement, loan agreement, security agreement, pledge agreement, guarantee or other agreement or writing signed by Wells Fargo and/or Applicant and/or any Guarantor relating to, evidencing or guaranteeing any loan or other extension of credit made by Wells Fargo to Applicant under or in connection with any Letter of Credit Document. "NEGOTIATION FEE" shall mean the fee, computed at the negotiation fee rate specified by Wells Fargo, charged by Wells Fargo on the amount of each Demand when each Demand is honored. "PAYMENT OFFICE" shall mean such office of Wells Fargo specified by Wells Fargo as the office where reimbursements and other payments under or in connection with any Letter of Credit Document are to be made by Applicant. "PRIME RATE" shall mean the rate of interest most recently announced at Wells Fargo's principal office in San Francisco, California as its Prime Rate, with the understanding that the Prime Rate is one of Wells Fargo's base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate. "PROPERTY" shall mean all forms of property, whether tangible or intangible, real, personal or mixed. "RATE OF EXCHANGE" shall mean Wells Fargo's then current selling rate of exchange in San Francisco, California for sales of the currency of payment of any Demand, or of any fees or expenses or other amounts payable under this Agreement, for cable transfer to the country of which such currency is the legal tender. "UCP" shall mean the Uniform Customs and Practice for Documentary Credits, an International Chamber of Commerce publication, or any substitution therefor or replacement thereof. "UNPAID AND UNDRAWN BALANCE" shall mean at any time and from time to time the entire amount which has not been paid by Wells Fargo under the Credit, including, but not limited to, the amount of each Demand on which Wells Fargo has not yet effected payment as well as the amount undrawn under the Credit. "WELLS FARGO" shall mean Wells Fargo Bank, National Association, a national banking association.

    SECTION 2. HONORING DEMANDS AND DOCUMENTS. Applicant agrees that Wells Fargo may receive, accept and honor, as complying with the terms of the Credit, any Demand and any Documents accompanying such Demand; provided, however, that (a) such Demand and accompanying Documents appear on their face to comply substantially with the provisions of the Credit, and (b) such Demand and accompanying Documents are, or appear on their face to be, signed or issued by (i) a person or entity authorized under the Credit to draw, sign or issue such Demand and such accompanying Documents, or (ii) an administrator, executor, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver or other legal representative or successor in interest by operation of law of any such person or entity.

    SECTION 3. REIMBURSEMENT FOR PAYMENT OF DEMANDS. Applicant agrees to reimburse Wells Fargo for all amounts paid by Wells Fargo on each Demand, including, but not limited to, all amounts paid by Wells Fargo on each Demand to any paying, negotiating or other bank. If in connection with the issuance of the Credit, Wells Fargo agrees to pay any other bank the amount of any payment or negotiation made by such other bank under the Credit upon receipt by Wells Fargo of a cable, telex or other written telecommunication advising Wells Fargo of such payment or negotiation, or authorizes any other bank to debit Wells Fargo's account for the amount of such payment or negotiation, Applicant agrees to reimburse Wells Fargo for all such amounts paid by Wells Fargo, or debited to Wells Fargo's account with such other bank, even if any Demand or Document specified in the Credit fails to arrive in whole or in part or if, upon the arrival of any such Demand or Document, the terms of the Credit have not been complied with or such Demand or Document does not conform to the requirements of the Credit or is not otherwise in order.

    SECTION 4. FEES AND EXPENSES. Applicant agrees to pay to Wells Fargo (a) all Commission Fees, Negotiation Fees, cable fees, amendment fees, non-usance fees and cancellation fees of, and all out-of-pocket expenses incurred by, Wells Fargo under or in connection with any Letter of Credit Document, and
(b) all fees and charges of banks other than Wells Fargo under or in connection with any Letter of Credit Document if the Application (i) does not indicate who will pay such fees and charges, (ii) indicates that such fees and charges are to paid by Applicant, or (iii) indicates that such fees and charges are to be paid by the Beneficiary and the Beneficiary does not, for any reason whatsoever, pay such fees or charges. There shall be no refund of any portion of any Commission Fee in the event the Credit is used, reduced, amended, modified or terminated before its Expiration Date.

    SECTION 5. DEFAULT INTEREST. Unless otherwise specified in any Loan Document or on the Application and agreed to by Wells Fargo, all amounts to be reimbursed by Applicant to Wells Fargo pursuant to Section 3 of this Agreement and all fees and expenses to be paid by Applicant to Wells Fargo pursuant to Section 4 of this Agreement, and all other amounts due from Applicant to Wells Fargo under or in connection with the Letter of Credit Documents, will bear interest (to the extent permitted by law), payable on demand, from the date Wells Fargo paid the amounts to be reimbursed or the date such fees, expenses and other amounts were due until such amounts are reimbursed in full or such fees, expenses and other amounts are paid in full, at that interest rate per annum, calculated for the actual days elapsed in a year of 360 days, which is two percent (2%) above the Prime Rate in effect from time to time.

    SECTION 6. TIME AND METHOD OF REIMBURSEMENT AND PAYMENT. Unless otherwise specified in this Section 6, in any Loan Document or on the Application and agreed to by Wells Fargo, all amounts to be reimbursed by Applicant to Wells Fargo pursuant to Section 3 of this Agreement, all fees and expenses to be paid by Applicant to Wells Fargo pursuant to Section 4 of this Agreement, all interest due to Wells Fargo pursuant to Section 5 of this Agreement, and all other amounts due to Wells Fargo from Applicant under or in connection with the Letter of Credit Documents will be reimbursed or paid at the Payment Office in Dollars in immediately available funds without setoff or counterclaim on demand or, at Wells Fargo's option, by Wells Fargo debiting any of Applicant's accounts with Wells Fargo without presentment, protest, demand for reimbursement or payment, notice of dishonor or any other notice whatsoever, all of which are hereby expressly waived by Applicant. Such debit will be made (a) at the time each Demand is paid by Wells Fargo or, if earlier, at the time each amount is paid by Wells Fargo to any paying, negotiating or other bank, (b) at the time each fee and expense referenced in
Section 4 of this Agreement is to be paid, (c) at the time interest is due to Wells Fargo pursuant to Section 5 of this Agreement, and (d) at the time each other amount is due under or in connection with the Letter of Credit Documents. If any Demand or any fee, expense, interest or other amount payable under or in connection with the Letter of Credit Documents is payable in a currency other than Dollars, Applicant agrees to reimburse Wells Fargo for all amounts paid by Wells Fargo on such Demand, and/or to pay Wells Fargo all such fees, expenses, interest and other amounts, in one of the three following ways, as determined by Wells Fargo in its sole discretion in each case, (i) at such place as Wells Fargo shall direct, in such other currency, or (ii) at the Payment Office in the Dollar equivalent of the amount of such other currency calculated at the Rate of Exchange on the date determined by Wells Fargo in its sole discretion, or (iii) at the Payment Office in the Dollar equivalent, as determined by Wells Fargo (which determination shall be deemed correct absent manifest error), of such fees, expenses, interest or other amounts or of the actual cost to Wells Fargo of paying such Demand.

    SECTION 7. AGREEMENTS OF APPLICANT. Applicant agrees that (a) unless otherwise specifically provided in any Loan Document, Wells Fargo shall not be obligated to issue any other letter of credit for the account of Applicant or to make other extensions of credit to Applicant or in any other manner to extend any financial consideration to Applicant; (b) Wells Fargo may, as Wells Fargo deems appropriate, modify or alter and use in the Credit the terminology contained on the Application; (c) Wells Fargo has not given Applicant any legal or other advice with regard to any Letter of Credit Document or Loan Document; (d) if Wells Fargo at any time discusses with Applicant the wording for the Credit, any such discussion will not constitute legal or other advice by Wells Fargo or any representation or warranty of Wells Fargo that any wording or the Credit will satisfy Applicant's needs;
(e) Applicant is responsible for the wording of the Credit, including, but not limited to, any drawing conditions, and will not rely on Wells Fargo in any way in connection with the wording of the Credit or the structuring of any transaction related to the Credit; (f) Applicant and not Wells Fargo is responsible for entering into the contracts relating to the Credit between Applicant and the Beneficiary and for causing the Credit to be issued; (g) unless the Application specifies whether the Documents to be presented with a Demand under the Credit must be sent to Wells Fargo in one parcel or in two parcels or may be sent to Wells Fargo in any number of parcels, Wells Fargo may, if it so desires, make such determination and specify in the Credit whether such Documents must be sent in one parcel or two parcels or may be sent in any number of parcels; (h) Wells Fargo shall not be deemed the agent of Applicant, the Beneficiary or any other user of the Credit, and neither Applicant nor the Beneficiary nor any other user of the Credit shall be deemed an agent of Wells Fargo; (i) Applicant will promptly examine all Documents and the Credit if and when they are delivered to Applicant by Wells Fargo and, in the event of any claim of noncompliance of any Documents or the Credit with Applicant's instructions or the Application, or in the event of any other irregularity, will promptly notify Wells Fargo in writing of such noncompliance or irregularity, Applicant being conclusively deemed to have waived any such claim of noncompliance or irregularity unless such notice is given promptly; (j) all directions and correspondence relating to any Letter of Credit Document are to be sent at the risk of Applicant; (k) if the Credit has a provision concerning the automatic extension of the Expiration Date of the Credit, Wells Fargo may, at its sole option, give notice of nonrenewal of the Credit and if Applicant does not at any time want the Credit to be renewed Applicant will so notify Wells Fargo at least fifteen (15) calendar days before Wells Fargo is to notify the Beneficiary of the Credit or any advising bank of such nonrenewal pursuant to the terms of the Credit; (l) Applicant will not seek to obtain, apply for, or acquiesce in any temporary restraining order, restraining order, preliminary injunction, permanent injunction or any type of pretrial or permanent injunctive relief or any similar relief, however named, restraining, prohibiting or enjoining Wells Fargo, any of Wells Fargo's correspondents or any advising, confirming, negotiating, paying or other bank from paying or negotiating any Demand or honoring any other obligation under or in connection with the Credit; and (m) except for any of Applicant's obligations which are specifically affected by the actions referred to in subsection (vi) of this Section 7(m), Applicant's obligations under or in connection with each Letter of Credit Document and each Loan Document shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of each such Letter of Credit Document and each such Loan Document under all circumstances whatsoever, including, but not limited to, the following circumstances and the circumstances listed in Section 12(b) through (s) of this Agreement: (i) any lack of validity or enforceability of any Letter of Credit Document, any Loan Document, any Document or any agreement relating to any Letter of Credit Document, any Loan Document, or any Document; (ii) any amendment of or waiver relating to, or any consent to or departure from, any Letter of Credit Document, any Loan Document, or any Document; (iii) any release or substitution at any time of any Property which may be held as Collateral;
(iv) the existence of any claim, set-off, defense or other right which Applicant may have at any time against Wells Fargo or the Beneficiary (or any person or entity for whom the Beneficiary may be acting) or any other person or entity, whether under or in connection with any Letter of Credit Document, any Loan Document, any Document or any Property referred to in or related to any Letter of Credit Document, any Loan Document, or any Document or under or in connection with any unrelated transaction; (v) any breach of contract or other dispute between or among any two or more of Applicant, Wells Fargo, the Beneficiary, any transferee of the Beneficiary, any person or entity for whom the Beneficiary or any transferee of the Beneficiary may be acting, or any other person or entity; or (vi) any delay, extension of time, renewal, compromise or other indulgence granted or agreed to by Wells Fargo with or without notice to, or approval by, Applicant in respect of any of Applicant's indebtedness or other obligations to Wells Fargo under or in connection with any Letter of Credit Document or any Loan Document.

     SECTION 8. COMPLIANCE WITH LAWS AND REGULATIONS. Applicant represents and warrants to Wells Fargo that the Application, the Credit and the transactions under the Application and/or the Credit will not contravene any law or regulation of the government of the United States or any state thereof. Applicant agrees (a) to comply with all federal, state and foreign exchange regulations and other government laws and regulations now or hereafter applicable to any Letter of Credit Document, to any payments under or in connection with any Letter of Credit Document, or to each transaction under or in connection with any Letter of Credit Document, and (b) to reimburse Wells Fargo for such amounts as Wells Fargo may be required to expend as a result of such laws or regulations, any change in such laws or regulations or any change in the interpretation of such laws or regulations by any court or administrative government authority charged with the administration of such laws or regulations.

     SECTION 9. TAXES, RESERVES AND CAPITAL ADEQUACY REQUIREMENTS. In addition to, and notwithstanding, any other provision of any Letter of Credit Document or any Loan Document, in the event that any law, treaty, rule, regulation, guideline, request, order, directive or determination (whether or not having the force of law) of or from any government authority, including, but not limited to, any court, central bank or government regulatory authority, or any change therein or in the interpretation or application thereof, (a) does or shall subject Wells Fargo to any tax of any kind whatsoever with respect to the Letter of Credit Documents or the Loan Documents, or change the basis of taxation of payments to Wells Fargo of any amount payable thereunder (except for changes in the rate of tax on the net income of Wells Fargo); or (b) does or shall impose, modify or hold applicable any reserve, special deposit, assessment, compulsory loan, Federal Deposit Insurance Corporation insurance or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances or loans by, other credit extended by or any other acquisition of funds by, any office of Wells Fargo; or (c) does or shall impose, modify or hold applicable any capital adequacy requirements (whether or not having the force of law); or (d) does or shall impose on Wells Fargo any other condition; and the result of any of the foregoing is (i) to increase the cost to Wells Fargo of issuing or maintaining the Credit or of performing any transaction under any Letter of Credit Document or any Loan Document, or (ii) to reduce any amount receivable by Wells Fargo under any Letter of Credit Document or any Loan Document, or (iii) to reduce the rate of return on the capital of Wells Fargo or the Holding Company to a level below that which Wells Fargo or the Holding Company could have achieved but for any imposition, modification or application of any capital adequacy requirement (taking into consideration the policy of Wells Fargo or the Holding Company, as the case may be, with respect to capital adequacy), and any such increase or reduction is material (as determined by Wells Fargo in its sole discretion); then, in any such case, Applicant agrees to pay to Wells Fargo such amount or amounts as may be necessary to compensate Wells Fargo or the Holding Company for (1) any such additional cost, (2) any reduction in the amount received by Wells Fargo under any Letter of Credit Document or any Loan Document, or (3) to the extent allocable (as determined by Wells Fargo in its sole discretion) to any Letter of Credit Document or any Loan Document, any reduction in the rate of return on the capital of Wells Fargo or the Holding Company.

     SECTION 10. COLLATERAL. In addition to, and not in substitution for, any Property delivered, conveyed, transferred or assigned to Wells Fargo under any Loan Document as security for any or all of the obligations and liabilities of Applicant to Wells Fargo at any time existing under or in connection with any Letter of Credit Document or any Loan Document, Applicant grants to Wells Fargo a security interest in and to the following Collateral, whether or not any such Collateral is in Wells Fargo's possession or control or in the possession or control of Wells Fargo's agents or correspondents or in transit to, or set apart for, Wells Fargo or any of Wells Fargo's agents or correspondents, until such time as all the obligations and liabilities of Applicant to Wells Fargo at any time existing under or in connection with each Letter of Credit Document and each Loan Document have been fully paid and discharged, all as security for such obligations and liabilities: (a) all the property, claims, demands, right, title and interest of Applicant in and to the balance of every deposit account of Applicant with Wells Fargo now or at any time hereafter existing, and all evidences of such deposit accounts,
(b) all Property belonging to Applicant or in which Applicant may have an interest, now or at any time hereafter delivered, conveyed, transferred, assigned, pledged or paid to Wells Fargo or its agents or correspondents in any manner whatsoever, whether as security or for safekeeping or otherwise, including, but not limited to, any items received for collection or transmission, and the proceeds of such items, whether or not such Property is in whole or in part released to Applicant on trust or bailee receipt or otherwise, and (c) where more than one person or entity is an Applicant, all right, title and interest of each Applicant in and to all the Property which any Applicant may now or hereafter obtain as security for the obligations of the other Applicants or Applicant to such Applicant arising under or in connection with the transaction to which the Credit relates. Further, in addition to, and not in substitution for, any Property delivered, conveyed, transferred or assigned to Wells Fargo under any Loan Document as security for any or all of the obligations and liabilities of Applicant to Wells Fargo at any time existing under or in connection with any Letter of Credit Document or any Loan Document, Applicant agrees to deliver, convey, transfer and assign to Wells Fargo, on demand, as security, Property of a value and character satisfactory to Wells Fargo (x) if Wells Fargo at any time feels insecure about Applicant's ability or willingness to repay any amounts which Wells Fargo has paid or may pay in the future on any Demand or in honoring any other obligation of Wells Fargo under or in connection with the Credit, or (y) without limiting the generality of the foregoing subsection (x), if any temporary restraining order, restraining order, preliminary injunction, permanent injunction or any type of pretrial or permanent injunctive relief or any similar relief, however named, is obtained restraining, prohibiting or enjoining Wells Fargo, any of Wells Fargo's correspondents or any advising, confirming, negotiating, paying or other bank from paying or negotiating any Demand or honoring any other obligation under or in connection with the Credit. Applicant agrees that the receipt by Wells Fargo or any of Wells Fargo's agents or correspondents at any time of any kind of security, including, but not limited to, cash, shall not be deemed a waiver of any of Wells Fargo's rights or powers under this Agreement. Applicant agrees to sign and deliver to Wells Fargo on demand of Wells Fargo all such deeds of trust, security agreements, financing statements and other documents as Wells Fargo shall at any time request which are necessary or desirable (in the sole opinion of Wells Fargo) to grant to Wells Fargo an effective and perfected security interest in and to any or all of the Collateral. Applicant agrees to pay all filing and recording fees related to the perfection of any security interest granted to Wells Fargo in accordance with this Section 10. Applicant hereby agrees that any or all of the Collateral may be held and disposed of by Wells Fargo as provided in this Agreement. Upon any transfer, sale, delivery, surrender or endorsement of any Document or Property which is or was part of the Collateral, Applicant will indemnify and hold Wells Fargo and Wells Fargo's agents and correspondents harmless from and against each and every claim, demand, action or suit which may arise against Wells Fargo or any such agent or correspondent by reason of such transfer, sale, delivery, surrender or endorsement.

     SECTION 11. INDEMNIFICATION. Except to the extent caused by Wells Fargo's lack of good faith, and notwithstanding any other provision of this Agreement, applicant agrees to reimburse and indemnify Wells Fargo for (a) all amounts paid by Wells Fargo to the Beneficiary under or in connection with any guarantee or similar undertaking issued by the Beneficiary to a third party at the request of Applicant, whether such request is communicated directly by Applicant or through Wells Fargo to the Beneficiary, and (b) all damages, losses, liabilities, actions, claims, suits, penalties, judgments, obligations, costs or expenses, of any kind whatsoever and howsoever caused, including, but not limited to, attorneys' fees and interest, paid, suffered or incurred by, or imposed upon, Wells Fargo directly or indirectly arising out of or in connection with (i) any Letter of Credit Document, any Loan Document, any Document or any Property referred to in or related to the Credit; (ii) the issuance of the Credit; (iii) any transfer of the Credit;
(iv) any guarantee or similar undertaking, or any transactions thereunder, issued by the Beneficiary to a third party at the request of Applicant, whether such request is communicated directly by Applicant or through Wells Fargo to the Beneficiary; (v) any communication made by Wells Fargo, on the instructions of Applicant, to the Beneficiary requesting that the Beneficiary issue a guarantee or similar undertaking to a third party or the issuance of any such guarantee of similar undertaking; (vi) the collection of any amounts owed to Wells Fargo by Applicant under or in connection with any Letter of Credit Document or any Loan Document; (vii) the foreclosure against, or other enforcement of, any Collateral; (viii) the protection, exercise or enforcement of Wells Fargo's rights and remedies under or in connection with any Letter of Credit Document or any Loan Document; (ix) any court decrees or orders, including, but not limited to, temporary restraining orders, restraining orders, preliminary injunctions, permanent injunctions or any type of pretrial or permanent injunctive relief or any similar relief, however named, restraining, prohibiting or enjoining or seeking to restrain, prohibit or enjoin Wells Fargo, any of Wells Fargo's correspondents or any advising, confirming, negotiating, paying or other bank from paying or negotiating any Demand or honoring any other obligation under or in connection with the Credit; or (x) the Credit being governed by laws or rules other than the UCP in effect on the date the Credit is issued. The indemnity provided in this Section 11 will survive the termination of this Agreement and the expiration or cancellation of the Credit.

     SECTION 12. LIMITATION OF LIABILITY. Notwithstanding any other provision of this Agreement, neither Wells Fargo nor any of its agents or correspondents will have any liability to Applicant for any action, neglect or omission, if done in good faith, under or in connection with any Letter of Credit Document, Loan Document or the Credit, including, but not limited to, the issuance or any amendment of the Credit, the failure to issue or amend the Credit, or the honoring or dishonoring of any Demand under the Credit, and such good faith action, neglect or omission will bind the Applicant. Notwithstanding any other provision of any Letter of Credit Document, in no event shall Wells Fargo, its officers or directors be liable or responsible, regardless of whether any claim is based on contract or tort, for (a) any special, consequential, indirect or incidental damages, including, but not limited to, lost profits, arising out of or in connection with the issuance of the Credit or any action taken by Wells Fargo in connection with any Letter of Credit Document, any Loan Document or any Document or Property referred to in or related to the Credit; (b) the honoring of any Demand in accordance with any order or directive of any court or government or regulatory body or entity requiring such honor despite any temporary restraining order, restraining order, preliminary injunction, permanent injunction or any type of pretrial or permanent injunctive relief or any similar relief, however named, restraining, prohibiting or enjoining such honor; (c) the use which may be made of the Credit; (d) the validity of any purported transfer of the Credit or the identity of any purported transferee of the Beneficiary; (e) any acts or omissions of the Beneficiary or any other user of the Credit; (f) the form, validity, sufficiency, correctness, genuineness or legal effect of any Demand or any Document, or of any signatures or endorsements on any Demand or Document, even if any Demand or any Document should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (g) the honoring by Wells Fargo of any Demand when the Demand and any Documents which accompany such Demand appear on their face to comply substantially with the terms of the Credit or dishonor by Wells Fargo of any Demand when the Demand and any Documents which accompany such Demand do not strictly comply on their face with the terms of the Credit; (h) the failure of any Demand or Document to bear any reference or adequate reference to the Credit; (i) the failure of any Document to accompany any Demand; (j) the failure of any person or entity to note the amount of any Demand on the Credit or on any Document; (k) the failure of any person or entity to surrender or take up the Credit; (l) the failure of the Beneficiary to comply with the terms of the Credit or to meet the obligations of the Beneficiary to Applicant; (m) the failure of any person or entity to send or forward Documents if and as required by the terms of the Credit; (n) any errors, inaccuracies, omissions, interruptions or delays in transmission or delivery of any messages, directions or correspondence by mail, cable, telegraph, wireless or otherwise, whether or not they are in cipher; (o) any notice of nonrenewal of the Credit sent by Wells Fargo not being received on time by the Beneficiary; (p) any inaccuracies in the translation of any messages, directions or correspondence; (q) the Beneficiary's use of the proceeds of any Demand; (r) the Beneficiary's failure to repay to Wells Fargo or Applicant the proceeds of any Demand if the terms of the Credit require such repayment; (s) any act, error, neglect, default, negligence, gross negligence, omission, willful misconduct, lack of good faith, insolvency or failure in business of any of Wells Fargo's agents or correspondents or of any advising, confirming, negotiating, paying or other bank. The occurrence of any one or more of the contingencies referred to in the preceding sentence shall not affect, impair or prevent the vesting of any of Wells Fargo's rights or powers under this Agreement or any Loan Document or Applicant's obligation to make reimbursement or payment to Wells Fargo under this Agreement or any Loan Document. The provisions of this Section 12 will survive the termination of this Agreement and any Loan Documents and the expiration or cancellation of the Credit.

     SECTION 13. EVENTS OF DEFAULT. Applicant agrees that each of the following shall constitute an Event of Default under this Agreement: (a) Applicant's or any Guarantor's failure to pay any principal, interest, fee or other amount when due under or in connection with any Letter of Credit Document or any Loan Document; (b) Applicant's failure to deliver to Wells Fargo Property of a value and character satisfactory to Wells Fargo at any time Wells Fargo has demanded security from Applicant pursuant to Section 10 of this Agreement; (c) the occurrence and continuance of any default or defined event of default under any Loan Document or any other agreement, document or instrument signed or made by Applicant or any Guarantor in favor of Wells Fargo; (d) Applicant's or any Guarantor's failure to perform or observe any term, covenant or agreement contained in this Agreement or any Loan Document (other than those referred to in subsections (a), (b) and (c) of this Section 13), or the breach of any other obligation owed by Applicant or any Guarantor to Wells Fargo, and any such failure or breach shall be impossible to remedy or shall remain unremedied for thirty (30) calendar days after such failure or breach occurs; (e) any representation, warranty or certification made or furnished by Applicant or any Guarantor under or in connection with any Letter of Credit Document, any Loan Document or any Collateral, or as an inducement to Wells Fargo to enter into any Letter of Credit Document or any Loan Document or to accept any Collateral, shall be materially false, incorrect or incomplete when made; (f) any material provision of this Agreement or any Loan Document shall at any time for any reason cease to be valid and binding on Applicant or any Guarantor, or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by Applicant or any Guarantor or any government agency or authority, or Applicant or any Guarantor shall deny that it has any or further liability or obligation under this Agreement or any Loan Document;
(g) Applicant's or any Guarantor's failure to pay or perform when due any indebtedness or other obligation of Applicant or such Guarantor to any person or entity other than Wells Fargo if such failure gives the payee of such indebtedness or the beneficiary of the performance of such obligation the right to accelerate the time of payment of such indebtedness or the performance of such obligation; (h) any guarantee of, or any security covering, any indebtedness of Applicant to Wells Fargo arising under or in connection with any Letter of Credit Document or any Loan Document fails to be in full force and effect at any time; (i) any adverse change deemed material by Wells Fargo occurs in the financial condition of Applicant or any Guarantor; (j) Applicant or any Guarantor suspends the transaction of its usual business or is expelled or suspended from any exchange; (k) Applicant or any Guarantor dies or is incapacitated; (l) Applicant or any Guarantor dissolves or liquidates; (m) Applicant or any Guarantor is generally not paying its debts as they become due; (n) Applicant or any Guarantor becomes insolvent, however such insolvency may be evidenced, or makes any general assignment for the benefit of creditors; (o) a petition is filed by or against Applicant or any Guarantor seeking the liquidation or reorganization of Applicant or Guarantor under the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time, or a similar action is brought by or against Applicant or any Guarantor under any federal, state or foreign law; (p) a proceeding is instituted by or against Applicant or any Guarantor for any relief under any bankruptcy, insolvency or other law relating to the relief of debtors, reorganization, readjustment or extension of indebtedness or composition with creditors; (q) a custodian or a receiver is appointed for, or a writ or order of attachment, execution or garnishment is issued, levied or made against, any of the Property or assets of Applicant or any Guarantor; (r) an application is made by any judgment creditor of Applicant or any Guarantor for an order directing Wells Fargo to pay over money or to deliver other Property of Applicant or such Guarantor; or (s) any government authority or any court takes possession of any substantial part of the Property or assets of Applicant or any Guarantor or assumes control over the affairs of Applicant or any Guarantor.

     SECTION 14. REMEDIES. Upon the occurrence and continuance of any Event of Default, all amounts paid by Wells Fargo on any Demand which have not previously been repaid to Wells Fargo, together with all interest on such amounts, and the Unpaid and Undrawn Balance, if any, shall automatically be owing by Applicant to Wells Fargo and shall be due and payable by Applicant on demand. Applicant agrees that upon payment of the Unpaid and Undrawn Balance to Wells Fargo Applicant shall have no further legal or equitable interest therein, and that Wells Fargo will not be required to segregate on its books or records the Unpaid and Undrawn Balance paid by Applicant. After Wells Fargo receives the Unpaid and Undrawn Balance, Wells Fargo agrees to pay to Applicant, upon termination of all of Wells Fargo's liability under the Credit and all the Demands, a sum equal to the amount which has not been drawn under the Credit less all amounts due and owing to Wells Fargo from Applicant under or in connection with the Letter of Credit Documents and the Loan Documents. Further, upon the occurrence and continuance of any Event of Default, Wells Fargo may sell immediately, without demand for payment, advertisement or notice to Applicant, all of which are hereby expressly waived, any and all Collateral, received or to be received, at private sale or public auction or at brokers' board or upon any exchange or otherwise, at Wells Fargo's option, in such parcel or parcels, at such time or times, at such place or places, for such price or prices and upon such terms and conditions as Wells Fargo may deem proper, and Wells Fargo may apply the net proceeds of such sale or sales, together with any deposit balances and any sums credited by or due from Wells Fargo to Applicant in a general account or otherwise, to the payment of any and all obligations and liabilities due to Wells Fargo by Applicant under or in connection with the Letter of Credit Documents and the Loan Documents, all without prejudice to the rights of Wells Fargo against Applicant with respect to any and all such obligations and liabilities which may be or remain unpaid. If any sale pursuant to the preceding sentence be at brokers' board or at public auction or upon any exchange, Wells Fargo may itself be a purchaser at such sale free from any right of redemption, which Applicant hereby expressly waives and releases. All rights and remedies of Wells Fargo existing under the Letter of Credit Documents and the Loan Documents are in addition to, and not exclusive of, any rights or remedies otherwise available to Wells Fargo under applicable law.

     SECTION 15. SETOFF. In addition to any rights now or hereafter granted under applicable law, and not by way of limitation of any such rights, upon the occurrence and continuance of any Event of Default, Wells Fargo is hereby authorized by Applicant at any time or from time to time, without notice to Applicant or to any other person (any such notice being hereby expressly waived by Applicant) to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit), whether matured or unmatured, and any other indebtedness at any time held or owing by Wells Fargo to or for the credit or the account of Applicant, against and on account of the obligations and liabilities of Applicant to Wells Fargo under or in connection with any of the Letter of Credit Documents or the Loan Documents, irrespective of whether or not Wells Fargo shall have made any demand for payment of any or all such obligations and liabilities or declared any or all such obligations and liabilities to be due and payable, and although any or all such obligations and liabilities shall be contingent or unmatured.

     SECTION 16. WAIVERS. Applicant agrees that no delay, extension of time, renewal, compromise or other indulgence which may occur or be granted by Wells Fargo under any Letter of Credit Document or any Loan Document from time to time shall impair Wells Fargo's rights or powers under this Agreement or the Application. Wells Fargo shall not be deemed to have waived any of its rights under this Agreement or the Application unless such waiver is in writing signed by an authorized representative of Wells Fargo. No such waiver, unless expressly provided in such waiver, shall be effective as to any transactions which occur subsequent to the date of such waiver, or as to any continuance of any Event of Default after such waiver. No amendment or modification of this Agreement shall be effective unless such amendment or modification is in writing signed by authorized representatives of Wells Fargo and Applicant.

     SECTION 17. AMENDMENTS AND MODIFICATIONS TO THE CREDIT. At the request or with the consent of Applicant, and without affecting the obligations of Applicant under this Agreement, Wells Fargo may, but will not be obligated to, (a) increase the amount of the Credit, (b) extend the time for, and amend or modify the terms and conditions governing, the making and honoring of any Demand or Document or any other terms and conditions of the Credit, or (c) waive the failure of any Demand or Document to comply with the terms of the Credit. No amendment to, or modification of, the terms of the Credit will become effective if the Beneficiary or any confirming bank objects to such amendment or modification. If the Credit is amended or modified in accordance with this Section 17, Applicant shall be bound by, and obligated under, the provisions of this Agreement with respect to the Credit as so amended or modified and any action taken by Wells Fargo or any advising, confirming, negotiating, paying or other bank in accordance with such amendment or modification.

     SECTION 18. SUCCESSORS AND ASSIGNS. Applicant agrees that the terms and conditions of this Agreement and the Application shall bind the heirs, executors, administrators, successors and assigns of Applicant, and that all rights, benefits and privileges conferred on Wells Fargo under or in connection with each Letter of Credit Document and each Loan Document shall be and hereby are extended to, conferred upon and may be enforced by the successors and assigns of Wells Fargo. Applicant will not assign this Agreement or Applicant's obligations or liabilities under or in connection with any Letter of Credit Document or any Loan document to any person or entity without the prior written approval of Wells Fargo.

     SECTION 19. GOVERNING LAW. This Agreement and the Application, and the performance by Applicant and Wells Fargo under this Agreement and the Application, shall be governed by and be construed in accordance with the laws of the State of California. Unless Wells Fargo otherwise specifically agrees in writing, the Credit, even if it is not a documentary credit, the opening of the Credit, the performance by Wells Fargo under the Credit, and the performance by the Beneficiary and any advising, confirming, negotiating, paying or other bank under the Credit, shall be governed by and be construed in accordance with the UCP in force on the date of the issuance of the Credit.

     SECTION 20. JURISDICTION AND SERVICE OF PROCESS. Any suit, action or proceeding against Applicant under or with respect to any Letter of Credit Document may, at Wells Fargo's sole option, be brought in (a) the courts of the State of California, (b) the United States District Courts in California,
(c) the courts of the jurisdiction of Applicant's incorporation or principal office, or (d) the courts of the jurisdiction where the Beneficiary, any advising, confirming, negotiating paying or other bank, or any other person or entity has brought any suit, action or proceeding against Wells Fargo with respect to the Credit or any Demand, and Applicant hereby submits to the nonexclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment and waives any other preferential jurisdiction by reason of domicile. Applicant further agrees that it will accept joinder in any suit, action or proceeding brought in any court or jurisdiction against Wells Fargo by the Beneficiary, any advising, confirming, negotiating, paying or other bank or any other person or entity with respect to the Credit or any Demand. Applicant irrevocably waives trial by jury and any objection, including, but not limited to, any objection of the laying of venue or any objection based on the grounds of FORUM NON CONVENIENS, which Applicant may now or hereafter have to the bringing of any such action or proceeding. Applicant further waives any right to transfer or change the venue of any suit, action or proceeding brought against Applicant by Wells Fargo under or in connection with any Letter of Credit Document. Applicant irrevocably consents to the service of process in any action or proceeding in any court by the mailing of copies thereof by registered or certified mail, postage prepaid, to Applicant at its address specified on the Application or at such other address as Applicant shall have notified to Wells Fargo in writing, such service to be effective ten (10) days after such mailing.

     SECTION 21. JOINT APPLICANTS. If the Application is signed by more than one person or entity, each Applicant agrees that this Agreement and the Application shall be the joint and several agreement of all such Applicants and that all references to Applicant in this Agreement and the Application shall refer to all such Applicants jointly and severally.

     SECTION 22. SEVERABILITY. Any provision of any Letter of Credit Document which is prohibited or unenforceable in any jurisdiction shall be, only as to such jurisdiction, ineffective to the extent of such prohibition or unenforceability, but all the remaining provisions of such Letter of Credit Document and all the other Letter of Credit Documents shall remain valid.

     SECTION 23. HEADINGS. The headings used in this Agreement are for convenience of reference only and shall not define or limit the provisions of this Agreement.

     SECTION 24. COMPLETE AGREEMENT. This Agreement and the Application contain the entire agreement of Wells Fargo and Applicant with respect to the Credit; provided, however, that such entire agreement will also include any written document or instrument signed by Wells Fargo and/or Applicant and approved by Wells Fargo, which specifically references this Agreement, the Application or the Credit. Except as specifically provided in this Agreement, in the Application or in any written document or instrument referred to in the preceding sentence, no statements or representations not contained in this Agreement, the Application or such written document or instrument shall have any force or effect on this Agreement, the Application or such written document or instrument.